EXHIBIT 99.1

Repros Submits New Drug Application to FDA for Androxal (R)

THE WOODLANDS, Texas, Feb. 2, 2015 (GLOBE NEWSWIRE) -- Repros Therapeutics Inc.® (Nasdaq:RPRX) today reported that it has electronically submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for Androxal®, the Company's lead product candidate. Androxal® is a single isomer of clomiphene citrate and an orally active proprietary small molecule compound. The Company is developing Androxal® for the treatment of secondary hypogonadism in overweight men wishing to restore normal testicular function. Men with secondary hypogonadism exhibit low testosterone levels due to under stimulated testes but they are generally fertile. Androxal® is designed to treat the underlying mechanism, insufficient stimulation of the testes by the pituitary, which causes secondary hypogonadism. Secondary hypogonadism due to being overweight or obese is the single greatest cause of hypogonadism in general.

The NDA for Androxal® includes a significant collection of data on safety and efficacy from over 20 studies. It is supported by four Phase 3 efficacy studies, two of which compared Androxal® to a leading FDA approved topical gel in addition to placebo. In the two active-comparative studies, Androxal® met the primary efficacy endpoints and demonstrated the reproducibility of the previous Phase 3 study results. Analyses found Androxal® to be superior to the topical gel in both co-primary endpoints: percent change from baseline in average sperm concentration and percent of subjects considered to be responders. A responder is defined as an individual achieving a 24 hour average testosterone in the normal range with associated average sperm concentration ≥ 10 million/mL.  Androxal® exhibited no negative effects on sperm concentration compared to placebo but exhibited highly significant effects on normalizing testosterone levels compared to placebo control.

Androxal® is an investigational product and has not been determined safe or efficacious.

About Repros Therapeutics Inc.®

Repros Therapeutics focuses on the development of small molecule drugs for major unmet medical needs that treat male and female reproductive disorders

Forward-Looking Statements

Any statements made by the Company that are not historical facts contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "believe," "plan," "seek," "could," "can," "should" or similar expressions. These statements are based on assumptions that the Company has made in light of the Company's experience in the industry, as well as the Company's perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to planned clinical studies and the timing and nature of the results thereof, the impact of the studies on the Androxal® label and the commercial potential of Androxal® and the timing of the Company's expected filing of an NDA for Androxal®. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors that may cause actual events to be materially different from those expressed or implied by such forward-looking statements, including risks that the FDA and other regulatory agencies may not approve Androxal®, that any marketing approvals, if granted, may have significant limitations on use, that even if Androxal® is approved, the Company may not be able to successfully commercialize Androxal®, risks relating to the Company's ability to protect its intellectual property rights and such other risks as are identified in the Company's most recent Annual Report on Form 10-K and in any subsequent quarterly reports on Form 10-Q. These documents are available on request from Repros Therapeutics or at www.sec.gov. Repros disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please visit the Company's website at http://www.reprosrx.com.

CONTACT: Investor Relations:
         Thomas Hoffmann
         The Trout Group
         (646) 378-2931
         thoffmann@troutgroup.com